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                                                                       Exhibit 8


                                               December 10, 2003


Reliant Resources, Inc.
1000 Main Street
Houston, Texas 77002


         Re:      Reliant Resources, Inc.
                  Registration Statement on Form S-3


Ladies and Gentlemen:

         This opinion is furnished by us as special U.S. federal income tax counsel for Reliant Resources, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed on July 24, 2003 by the Company with the Securities and Exchange Commission (the "Commission") and Amendment No. 1 thereto filed with the Commission on the date hereof. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of $275,000,000 aggregate principal amount at maturity of the Company's 5.00% Convertible Senior Subordinated Notes due 2010 (the "Notes"), and shares of the Company's common stock, par value $0.001 per share, issuable upon conversion of the Notes, as contemplated by the registration rights agreement, dated as of June 24, 2003 (the "Shares"), by and among the Company, Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Banc of America Securities LLC (collectively, the "Initial Purchasers"). The Company issued the Notes pursuant to the Purchase Agreement, dated as of June 18, 2003, by and among the Company and the Initial Purchasers.


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Reliant Resources, Inc.
December 10, 2003
Page 2


         In connection with this opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of
(i) the form of Registration Statement relating to the Notes and the Shares;
(ii) an executed copy of the Indenture, dated as of June 24, 2003, between the Company and Wilmington Trust Company, as trustee (the "Trustee"); (iii) the closing documents delivered in connection with the sale of the Notes, including the executed global note representing the Notes authenticated by the Trustee; and (iv) such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein. Our opinion is conditioned on the initial and continuing accuracy of the facts, information, and analyses set forth in such documents, certificates, and records.

         In rendering our opinion, we have relied upon statements and representations of officers and other representatives of the Company, and we have assumed that such statements and representations are and will continue to be correct without regard to any qualification as to knowledge or belief.

         For purposes of our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed, or photostatic copies, and the authenticity of the originals of such latter documents. In making our examination of documents executed, or to be executed, we have assumed that such parties had, or will have, the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute, or will constitute, valid and binding obligations of such parties.

         Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury regulations, judicial decisions, published positions of the Internal Revenue Service, and such other authorities as we have considered relevant, all as in effect as of the date of this opinion and all of which are subject to differing interpretations or change at any time (possibly with retroactive effect). A change in the authorities upon which our opinion is based could affect the conclusions expressed herein. There can be no assurance, moreover, that our opinion expressed herein will be accepted by the Internal Revenue Service or, if challenged, by a court.


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Reliant Resources, Inc.
December 10, 2003
Page 3


         Based upon and subject to the foregoing, we are of the opinion that under current United States federal income tax law, although the discussion set forth in the Registration Statement under the caption "United States Federal Income Tax Consequences" does not purport to summarize all possible United States federal income tax consequences of the purchase, ownership, and disposition of the Notes and the Shares, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax considerations that are anticipated to be material to investors who purchase the Notes or the Shares pursuant to the Registration Statement.

         Except as set forth above, we express no other opinion. This opinion is furnished to you solely for your benefit in connection with the Registration Statement and is not to be used or relied upon by anyone else without our prior written consent. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in respect of the matters stated or assumed herein or any subsequent changes in applicable law. We hereby consent to the filing of this opinion with the Commission as
Exhibit 8 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.


                                    Very truly yours,

                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP